UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 3, 2010

GENESIS FINANCIAL, INC.

(Exact Name of registrant as specified in its Charter)

Washington	333-103331)	03-0377717
(State of Incorporation)	(Commission file number	(IRS Employer Identification No.)

12314 E. Broadway, Spokane Valley, WA		99216
(Address of principal executive offices)		(Zip Code)

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02

Unregistered Sales of Equity Securities

On December 6, 2010, Genesis Financial, Inc. sold 213,000 shares of Series "B" Preferred Shares at a price of $1.00 per share to five accredited investors.

The shares were sold in a private non-public transaction exempt pursuant to Section 4(2) of the Securities Act of 1933, as amended, (the "Act") and Regulation D Rule 506.  These shares are restricted securities and may not be publicly resold, without registration under the Act or unless exempt from the registration requirements.

Item 5.03

Amendments to the Registrant's Articles of Incorporation

On December 3, 2010, the Company was notified that the Washington Secretary of State had accepted for filing, the Company's articles of amendment to its articles of incorporation, effective November 24, 2010.

The amended articles created a Series "B" Class of Preferred stock consisting of 2,000,000 Series "B" Preferred shares, par value $1.00 per share.  The Series "B" preferred stock  is convertible into Company common stock at the rate of 2.5 shares of common for each share of Series "B" Preferred, subject to adjustments as provided for in the amendment.  The Series "B" is entitled to an annual $0.0225 per share dividend rate when and if such is declared by the board of directors.

The full text of the articles of amendment is attached to this report as Exhibit

Item 9.01

Financial Statements and Exhibits

(c) Index to Exhibits.

Exhibit

Number

Description

3.1

Articles of Amendment to the Articles of Incorporation of

Genesis Financial, Inc. dated November 24, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS FINANCIAL, INC.

Dated: December 6, 2010

/s/ Michael A. Kirk

By: Michael A. Kirk

Title: CEO

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